Pricing Supplement No. 1                             Filing under Rule 424(b)(3)
Dated: December 13, 1995                              Registration No. 33-59383

(To Prospectus, dated October 23, 1995 as supplemented by Prospectus Supplement, dated December 7, 1995)

                                  $35,000,000

                        Green Mountain Power Corporation

                       Secured Medium-Term Notes, Series A

Principal Amount:  $8,000,000                                  Original Issue Date: December 18, 1995
Interest Rate: 6.21%                                            Maturity Date: December 18, 2001
Issue Price: 100%                                               Interest Payment Dates:                         June 1 and
                                                                                                                December 1

Selling Agent's Commission: $44,000                             Initial Interest Payment Date: June 1, 1996
Purchasing Agent's Discount: N/A                                Record Dates:                                   May 15 and
Net Proceeds to Company: $7,956,000                                                                            November 15
Reallowance: N/A                                                Redeemable:               Yes        No   x/
                                                                                              -----     ----
Selling Concession: N/A                                           In Whole:               Yes        No
                                                                                              -----
Form:                                                             In Part:                Yes        No
                                                                                              -----
     Book-Entry (DTC)   x/                                      Initial Redemption Date:
     Certificated                                               Redemption Limitation Date:

Repayable at Option of Holder:
     Yes:

     No:   x/
Repayment Date:
Repayment Price:

Election Period:  From __________
   To __________

Redemption prices (if any):

N/A means "Not Applicable."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        Selling Agent / Purchasing Agent:

                                Smith Barney Inc.

Pricing Supplement No. 2                             Filing under Rule 424(b)(3)
Dated: December 13, 1995                               Registration No. 33-59383

(To Prospectus, dated October 23, 1995 as supplemented by Prospectus Supplement, dated December 7, 1995)

                                   $35,000,000

                        Green Mountain Power Corporation

                       Secured Medium-Term Notes, Series A

Principal Amount:  $8,000,000                                   Original Issue Date: December 18, 1995
Interest Rate: 6.29%                                            Maturity Date: December 18, 2002
Issue Price: 100%                                               Interest Payment Dates:                         June 1 and
                                                                                                                December 1

Selling Agent's Commission: $48,000                             Initial Interest Payment Date: June 1, 1996
Purchasing Agent's Discount: N/A                                Record Dates:                                   May 15 and
Net Proceeds to Company: $7,952,000                                                                            November 15
Reallowance: N/A                                                Redeemable:               Yes        No   x/
                                                                                              -----     ----
Selling Concession: N/A                                           In Whole:               Yes        No
                                                                                              -----
Form:                                                             In Part:                Yes        No
                                                                                              -----
     Book-Entry (DTC)   x/                                      Initial Redemption Date:
     Certificated                                               Redemption Limitation Date:

Repayable at Option of Holder:
     Yes:

     No:   x/
Repayment Date:
Repayment Price:

Election Period:  From __________
   To __________

Redemption prices (if any):

N/A means "Not Applicable."




         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        Selling Agent / Purchasing Agent:

                                Smith Barney Inc.

Pricing Supplement No. 3                             Filing under Rule 424(b)(3)
Dated: December 13, 1995                               Registration No. 33-59383

(To Prospectus, dated October 23, 1995 as supplemented by Prospectus Supplement, dated December 7, 1995)

                                   $35,000,000

                        Green Mountain Power Corporation

                       Secured Medium-Term Notes, Series A

Principal Amount:  $8,000,000                                   Original Issue Date: December 18, 1995
Interest Rate: 6.41%                                            Maturity Date: December 18, 2003
Issue Price: 100%                                               Interest Payment Dates:                         June 1 and
                                                                                                                December 1

Selling Agent's Commission: $48,000                             Initial Interest Payment Date: June 1, 1996
Purchasing Agent's Discount: N/A                                Record Dates:                                   May 15 and
Net Proceeds to Company: $7,952,000                                                                            November 15
Reallowance: N/A                                                Redeemable:               Yes        No   x/
                                                                                              -----     ----
Selling Concession: N/A                                           In Whole:               Yes        No
                                                                                              -----
Form:                                                             In Part:                Yes        No
                                                                                              -----
     Book-Entry (DTC)   x/                                      Initial Redemption Date:
     Certificated                                               Redemption Limitation Date:

Repayable at Option of Holder:
     Yes:

     No:   x/
Repayment Date:
Repayment Price:

Election Period:  From __________
   To __________

Redemption prices (if any):

N/A means "Not Applicable."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        Selling Agent / Purchasing Agent:

                                Smith Barney Inc.